UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2005

Digital River, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9625 West 76th Street, Suite 150, Eden Prairie, MN		55344
(Address of principal executive offices)		(Zip Code)

(952) 253-1234
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 25, 2005, at the annual meeting, the stockholders of Digital River, Inc. (the “Company”) approved an amendment and restatement of the Company’s 1998 Stock Option Plan that would combine the 1998 Plan with the Company’s 1999 Stock Option Plan and would give the Company the flexibility to grant restricted stock awards, restricted stock unit awards and performance shares, in addition to incentive and nonstatutory stock options, to the directors, employees and consultants of the Company and its subsidiaries under the combined plan.  A copy of the 1998 Equity Incentive Plan (formerly known as 1998 Stock Option Plan) is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	1998 Equity Incentive Plan (formerly known as 1998 Stock Option Plan).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Digital River, Inc.

Date: May 31, 2005	By:	/s/ Carter D. Hicks

Carter D. Hicks
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	1998 Equity Incentive Plan (formerly known as 1998 Stock Option Plan).